Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual report of Westcott Products Corporation, (the "Company") on Form 10-KSB for the period ended September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof, (the "Report"), I (We), Wayne Bassham, President of the Company, and Todd Albiston, Vice President and Director certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:	12/27/06	By:	/s/Wayne Bassham
Wayne Bassham, President and Director

Date:	12/27/06	By:	/s/Todd Albiston
Todd Albiston, Vice President and Director